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                                                                    Exhibit 10.1



                                                      October 26, 2005

Craig Cervo
75 Independence Road
Concord, MA 01742

Dear Craig:

As a result of Applix, Inc.'s (the "Company's") decision to reorganize the Product Development department to better position itself in the marketplace, you and the Company have mutually agreed to terminate your position. Therefore, your employment with the Company will terminate effective November 30, 2005. In connection with this termination, you are eligible to receive the severance benefits described in the "Description of Severance Benefits" attached to this letter agreement as Attachment A if you sign and return this letter agreement in the enclosed envelope to Clint Berge, Vice President, Human Resources, by November 17, 2005. By signing and returning this letter agreement, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 3. Therefore, you are advised to consult with your attorney before signing this letter agreement and you may take up to twenty one (21) days to do so. If you sign this letter agreement, you may change your mind and revoke your agreement during the seven (7) day period after you have signed it. If you do not so revoke, this letter agreement will become a binding agreement between you and the Company upon the expiration of the seven
(7) day revocation period.

If you choose not to sign and return this letter agreement by November 17, 2005, you will still receive payment on your termination date for any wages and unused vacation time accrued through the termination date but will not receive any severance payments. Also, regardless of signing this letter agreement, you may elect to continue receiving group medical insurance pursuant to the federal "COBRA" law, 29 U.S.C. Section 1161 et seq. All premium costs shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation coverage. However, if you execute this letter agreement, the Company will continue to pay for your COBRA continuation coverage at the current Applix rate for fifteen (15) weeks from the termination date provided that you elect and remain eligible for such coverage. For the fifteen weeks that the Company pays for your medical and dental coverage, you will be responsible for paying your current employee benefit premium which will be deducted from your severance checks. You should consult the COBRA materials to be provided by the Company and CobraServe for details regarding COBRA continuation benefits. All other benefits, including life insurance and long-term disability insurance, will cease upon your termination date in accordance with the plans.

Pursuant to the Applix, Inc. 1994 Incentive Stock Option Plan and the Applix, Inc. 2004 Equity Incentive Plan, you will have ninety (90) days after your termination date to exercise any and all of your stock options vested up through your termination date.

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Furthermore, in exchange for your execution of the letter agreement, Applix will allow you to vest additional stock options after your termination date. All unvested stock options will continue to vest during the 15 week severance period from December 1, 2005 through March 15, 2006. Additionally, stock options which are scheduled to vest in 2006 subsequent to the severance period, including
1,875 stock options due to vest on 7/7/2006 and the 10,937 stock options that were due to vest on 8/5/2006, will immediately vest on March 15, 2006. You will have thirty (30) days from the end of your severance period on March 15, 2006 (April 14, 2006) to exercise these additional vested options.

Your Life/AD&D and Long Term Disability coverage will terminate on November 30, 2005, however you have a 30-day conversion privilege for the life insurance benefit. Please contact Laurie McGrath at 508-475-2462 if you would like to convert the above benefits to a non-group policy.

In accordance with IRS regulation, since your current balance in the Applix 401(k) plan is more than $1,000.00, you may leave your remaining funds in Applix's plan with Fidelity. If you choose to rollover/withdraw your funds, please see the enclosed directions. Please contact Laurie McGrath with questions.

If, after reviewing this letter agreement with your attorney, you find that the terms and conditions are satisfactory to you, you must sign and return this letter agreement in the enclosed envelope to Clint Berge by November 17, 2005.

The following numbered paragraphs set forth the terms and conditions that will apply if you timely sign and return this letter agreement:

1. TERMINATION DATE - Your effective date of termination from the Company is November 30, 2005 (the "termination date"). As specified in the Change-in-Control Agreement between Applix Inc. and Craig Cervo dated April 9, 2003, the agreement will terminate upon your termination date.

2. DESCRIPTION OF SEVERANCE BENEFITS - The severance benefits to be paid to you if you sign and return this letter agreement by November 17, 2005 is described in the "Description of Severance Benefits" attached as Attachment A (the "severance benefits").

3. RELEASE - In consideration of the payment of the severance benefits (described in Attachment A), which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature that you ever had or now have against the Released Parties arising out of your employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act



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      of 1964 42 U.S.C. Section 2000 et seq.,the Age Discrimination in
      Employment Act, 29 U.S.C. Section 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., the Rehabilitation Act of 1973, 29 U.S.C. Section 701 et seq., the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. Section 2101 et seq., the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, Section 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12, Sections 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, Section 102 and M.G.L. c.214, Section 1C, the Massachusetts Labor and Industries Act, M.G.L. c.149, Section 1 et seq., the Massachusetts Privacy Act, M.G.L. c.214, Section 1B and the Massachusetts Maternity Leave Act, M.G.L. c.149,
      Section 105(d), all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq. and the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 et seq., all as amended, and all common law claims including, but not limited to, actions in tort, defamation and breach of contract, all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options, and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this letter agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that you acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

4. NONDISCLOSURE, NONCOMPETITION AND NONSOLICITATION - You acknowledge and reaffirm your obligation to keep confidential all non-public information concerning the Company that you acquired during the course of your employment with the Company, as stated more fully in the Applix Nondisclosure and Inventions Agreement (the "Agreement") you executed on October 21, 1992, will remain in full force and effect.

5. RETURN OF COMPANY PROPERTY - You confirm that you have returned to the Company in good working order all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), Company identification, Company vehicles and any other Company-owned property in your possession or control and have left intact all electronic Company documents other than those destroyed according to normal business practices, including, but not limited to, those that you developed or helped develop during your employment. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company's name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

6. FINAL COMPENSATION - You acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company through October 15, 2005. Applix will continue to pay your current base salary through November 30, 2005. The payroll dates will be Oct. 31, 2005, November 15, 2005 and November 30, 2005. In accordance with your request, Applix will pay your final accrued vacation balance in the first payroll period of January 2006. Additionally Applix will pay any earned Q3 2005 bonus in the payroll of November 15, 2005.


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7.    NON-DISPARAGEMENT - You understand and agree that, as a condition for payment to you of the consideration herein described, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, internet message boards, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition.

8. AMENDMENT - This letter agreement shall be binding upon the parties and may not be modified, supplemented, replaced or terminated in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

9. WAIVER OF RIGHTS - No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

10. VALIDITY - Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement.

11. CONFIDENTIALITY - You understand and agree that, as a condition for payment to you of the severance benefits herein described, the terms and contents of this letter agreement, and the contents of the negotiations and discussions resulting in this letter agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the Company. You must not disclose to any other person any material nonpublic information concerning the Company strategy or direction.

12. NATURE OF AGREEMENT - You understand and agree that this letter agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

13. ACKNOWLEDGMENTS - You acknowledge that you have been given at least twenty-one (21) days to consider this letter agreement, including Attachment A, and that the Company advised you to consult with an attorney of your own choosing prior to signing this letter agreement. You understand that you may revoke this letter agreement for a period of seven
      (7) days after you sign this letter agreement, and the letter agreement shall not be effective or enforceable until the expiration of this seven
      (7) day revocation period. You understand and agree that by entering into this letter agreement you are waiving any and all rights or claims you might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled



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 14.  VOLUNTARY ASSENT - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement, and that you fully understand the meaning and intent of this letter agreement. You state and represent that you have had an opportunity to discuss fully and review the terms of this letter agreement with an attorney. You further state and represent that you have carefully read this letter agreement, including Attachment A, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

15. APPLICABLE LAW - This letter agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

16. ENTIRE AGREEMENT - This letter agreement, including Attachments A, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. Nothing in this paragraph, however, shall modify, cancel or supersede your obligations set forth in paragraph 4 herein.

If you have any questions about the matters covered in this letter agreement, please call me at (508) 475-2413.

                                        Very truly yours,



                                        By: /s/ Clint Berge
                                            ------------------------------------
                                            Clint Berge
                                            Vice President, Human Resources

I hereby agree to the terms and conditions set forth above and in the attached Description of Severance Benefits. I intend that this letter agreement become a binding agreement between me and the Company.

/s/ Craig Cervo                         Date October 26, 2005
----------------------------------           ----------------
Craig Cervo

To be returned in the enclosed envelope by November 17, 2005.


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                                  ATTACHMENT A

                        DESCRIPTION OF SEVERANCE BENEFITS

In exchange for your execution of this letter agreement, including, but not limited to, your waiver and release of claims described in paragraph 3, the Company shall pay you fifty seven thousand, six hundred and ninety two dollars and thirty one cents ($57,692.31), less all applicable state and federal taxes withheld therefrom by the Company, which represents fifteen (15) weeks of severance pay (the "severance pay"). This severance pay shall be paid in accordance with the Company's normal payroll practices after this letter agreement becomes binding and enforceable. If you return your signed Separation Agreement to Clint Berge by November 17, 2005, your first severance payment will be processed in the December 15, 2005 payroll.

In exchange for your execution of the letter agreement, Applix will allow you to vest additional stock options after your termination date. All unvested stock options will continue to vest during the 15 week severance period from December 1, 2005 through March 15, 2006. Additionally, stock options which are scheduled to vest in 2006 subsequent to the severance period, including 1,875 stock options due to vest on 7/7/2006 and the 10,937 stock options that were due to vest on 8/5/2006, will immediately vest on March 15, 2006. You will have thirty
(30) days from the end of your severance period on March 15, 2006 (April 14, 2006) to exercise these additional vested options.

In addition, if you choose to elect COBRA continuation, the Company will pay for your COBRA continuation coverage for fifteen (15) weeks from the termination date, provided that you remain eligible for such coverage. For the fifteen weeks that the Company pays for your medical and dental coverage, you will be responsible for paying the then current employee portion which will be deducted from your severance checks. All premium costs after this fifteen (15) week period shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation coverage. You should consult the COBRA materials to be provided by the Company for details regarding COBRA continuation benefits. The medical and dental premiums will like change on March 1, 2006.

All remaining severance payments end upon your commencement of a new position. If the newly accepted position's base salary is lower than the base salary at Applix, Applix agrees to make up the difference between the new base salary and the base salary at Applix ($200,000) for the remaining term of the severance. You must immediately contact Clint Berge as soon as a new position is accepted. Applix contributions towards your benefits will also cease upon starting a new position or at the end of the severance period which ever comes first.


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